Exhibit 99-28.(q)

AMBASSADOR FUNDS

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Robert S. Bacarella, Maria De Nicolo, Arthur Don and Brian T. Jeffries, and each of them individually, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any pre- or post-effective amendments to the registration statements under the Registration No. 333-36796 under the Securities Act of 1933, whether on Form N-1A or any successor form thereof, and/or under Registration No. 811-09941 under the Investment Company Act of 1940, whether on Form N-1A or any successor form thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and all appropriate state or federal regulatory authorities.  The undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 24th day of September, 2010.

/S/ R.S. Bacarella Robert S. Bacarella Trustee and Chairman

/S/ John L. Guy John L. Guy Trustee	/S/ Mark F. Ogan Mark F. Ogan Trustee

/S/ Marlene Z. Hodges Marlene Z. Hodges Trustee	/S/ Lynn H. Waterloo Lynn H. Waterloo Principal Financial Officer, Principal Accounting Officer and Treasurer

/S/ B. T. Jeffries Brian T. Jeffries Trustee, President and Principal Executive Officer